UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: September 1, 2016

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 26, 2016, the Registrant issued ¥10,000,000,000 (approximately $100,000,000 as of the date of issuance) of 0.78% Senior Notes due August 26, 2026 (the “Notes”) to an affiliated company of Metropolitan Life Insurance Company (the “MetLife Affiliate”), in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. Metropolitan Life Insurance Company and certain of its affiliated companies also hold the Registrant’s 4.40% Series B-M Senior Notes due July 25, 2042. The proceeds from the issuance of the Notes were used to repay the Registrant’s ¥10,000,000,000 1.72% Senior Notes due September 1, 2016 (the “2010 Yen Notes”) upon the maturity thereof.

The Notes are governed by a Note Purchase Agreement, dated as of August 26, 2016, between the Registrant and the MetLife Affiliate (the “Agreement”). The Agreement, which includes the form of the Notes, is filed herewith as Exhibit 10.37, and is incorporated herein by reference.  The description of the Agreement and the Notes in this report are summaries only and are qualified in their entirety by the terms of the Agreement and the Notes, respectively.

The Notes are the Registrant’s general unsecured obligations and rank equally in right of payment with all of the Registrant’s existing and future unsecured senior debt and rank senior in right of payment to any and all of the Registrant’s future subordinated debt. The Notes are effectively subordinated to any of the Registrant’s future secured debt to the extent of the value of the assets securing such debt.  The Notes bear interest at a rate of 0.78% per annum, accruing from August 26, 2016.  Interest on the Notes is payable semi-annually on February 26 and August 26 of each year, commencing February 26, 2017.

The Registrant may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) accrued and unpaid interest, if any, on those Notes to the redemption date, plus (iii) a make-whole premium as of the redemption date. In addition, the Registrant may redeem some or all of the Notes following certain changes in tax law that would otherwise require the Registrant to make certain additional payments in respect of its payments of interest due on the Notes, as further specified in the Agreement.

The Agreement contains representations and warranties, conditions to closing, obligations of the parties, events of default (the occurrence of which could lead to the accelerated repayment of the indebtedness outstanding under the Agreement) and certain affirmative, financial and negative covenants which among other items, limit the ability of the Registrant and its subsidiaries under certain circumstances to incur indebtedness and liens, and impose conditions on the ability of the Registrant and its subsidiaries to engage in asset sales and consolidations and mergers, in each case that the Registrant believes are usual and customary for offerings of this size and purpose and which are substantially similar to those set forth and incorporated in the Note Purchase Agreement governing the 2010 Yen Notes.

Item 2.03	Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.37
Note Purchase Agreement, dated as of August 26, 2016, by and between the Registrant and the institutional note purchasers with respect to the Registrant’s ¥10,000,000,000 principal amount of 0.78% Senior Notes due August 26, 2026.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: September 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.37
Note Purchase Agreement, dated as of August 26, 2016, by and between the Registrant and the institutional note purchasers with respect to the Registrant’s ¥10,000,000,000 principal amount of 0.78% Senior Notes due August 26, 2026.